                                                                    EXHIBIT 3.75

                         CERTIFICATE OF INCORPORATION

                                      OF

                          PREMIER COAL SALES COMPANY

                                   * * * * *

          1.   The name of the corporation is PREMIER COAL SALES COMPANY.

          2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Hundred Dollars ($100.00) in the aggregate to One Hundred Thousand Dollars ($100,000.00).

          5.   The name and mailing address of each incorporator is as follows:

          NAME                      MAILING ADDRESS
          ----                      ---------------
          K. L. Husfelt             100 West Tenth Street
                                    Wilmington, Delaware 19801

          B. A. Schuman             100 West Tenth Street,
                                    Wilmington, Delaware 19801

          E. L. Kinsler             100 West Tenth Street,
                                    Wilmington, Delaware 19801

          6.   The corporation is to have perpetual existence.

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

          8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true,

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and accordingly have hereunto set our hands this 28th day of July, 1982.

                                                /s/ K. L. Husfelt
                                                ------------------
                                                K. L. Husfelt

                                                /s/ B. A. Schuman
                                                ------------------
                                                B. A. Schuman

                                                /s/ E. L. Kinsler
                                                ------------------
                                                E. L. Kinsler

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                   * * * * *

     PREMIER COAL SALES COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of PREMIER
     COAL SALES COMPANY be amended by changing the Article 1.
     thereof so that, as amended, said Article shall be and read as follows:

     :1.  The name of the corporation is
               PEABODY DEVELOPMENT COMPANY."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said PREMIER COAL SALES COMPANY has caused this certificate to be signed by W. W. Mason its

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President, and attested by J. J. Gazzoli, its Assistant Secretary, this 16th day of November, 1982.

                                    By:  /s/ W. W. Mason
                                         --------------------------
                                         W. W. Mason, President

ATTEST:

By: /s/ J. J. Gazzoli
   -------------------------------
   J. J. Gazzoli, Assistant Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                   * * * * *

     PEABODY DEVELOPMENT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, That, in order to provide for an increase in the total number of shares which the Company shall have authority to issue, which increase is deemed to be advisable, the Certificate of Incorporation of PEABODY DEVELOPMENT COMPANY shall be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

     "4. The total number of shares of stock which the corporation shall have authority to issue is two million five hundred thousand (2,500,000) and the par value of each of such shares is Ten Dollars ($10.00) in the aggregate to Twenty Five Million Dollars ($25,000,000.00)."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said PEABODY DEVELOPMENT COMPANY has

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caused this certificate to be signed by W. V. Hartman its President, and attested by J. J. Gazzoli, its Assistant Secretary, this 6th day of January,
1983.

                                    By: /s/ W. V. Hartman
                                       -------------------------
                                             President
ATTEST:

By:  J. J. Gazzoli
    --------------------------------
         Assistant Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                   * * * * *

     PEABODY DEVELOPMENT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation as follows:

          RESOLVED, That this Board of Directors considers the amendment of the Company's Certificate of Incorporation by the addition thereto after paragraph "9" of a new paragraph numbered "10" and reading as set forth below to be advisable and in accordance with the desire of the Company's sole stockholder that the personal liability of the Company's directors be eliminated or limited except in certain specified instances:

               10. A director of this corporation shall under no circumstances have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of directors.

     SECOND:   That in lieu of a meeting and vote of stockholders, the
stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said PEABODY DEVELOPMENT COMPANY has caused this certificate to be signed by I. F. Engelhardt, its Vice President, this 11th day of November, 1986.


                      By:  /s/ I. F. Engelhardt
                           --------------------------------
                           I. F. Engelhardt, Vice President

ATTEST:

By:  /s/ J. J. Gazzoli
     ------------------------
     J. J. Gazzoli, Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                  * * * * * *

     PEABODY DEVELOPMENT COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, That, in order to provide for a decrease in the total number of shares which the Company shall have authority to issue, which decrease is deemed to be advisable, the Certificate of Incorporation of PEABODY DEVELOPMENT COMPANY shall be amended by changing Article 4 thereof so that, as amended, said Article shall be and read as follows:

          "4. The total number of shares of stock which the corporation shall have authority to issue is Ten (10) and the par value of each of such shares is Ten Dollars ($10.00) in the aggregate to One Hundred Dollars ($100.00)."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the state of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said PEABODY DEVELOPMENT COMPANY has caused this certificate to be signed by J. W. Blackburn its President, and attested by J. C. Sevem, its Secretary, this 23rd day of October, 1992.

                              By:/s/ J. W. Blackburn
                                 ----------------------------
                                    J. W. Blackburn
                                    President

ATTEST:

By: /s/ J. C. Sevem
   -----------------------
   J. C. Sevem, Secretary